EXHIBIT 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41773) of AMF Bowling, Inc. of our report dated June 28, 1996, appearing on page 59 of this Form 10K.

Price Waterhouse LLP

Norfolk, Virginia
March 23, 1998